Exhibit 99.1

Media Contact:	Bunge News Bureau Bunge 636-292-3022 news@bunge.com

Investor Contact:	Ruth Ann Wisener Bunge 636-292-3014 Ruthann.wisener@bunge.com

Bunge Global SA Announces Pricing of $2.0 Billion Senior Notes Offering

ST. LOUIS, MO – September 10, 2024 — Bunge Global SA (NYSE: BG) (the “Company” or “Bunge”) today announced that Bunge Limited Finance Corp., its wholly owned finance subsidiary, has successfully priced a public offering of $2.0 billion aggregate principal amount, comprised of three tranches of senior unsecured notes (collectively, the “Senior Notes”), as follows:

·	$400 million aggregate principal amount of 4.100% Senior Notes due 2028;
·	$800 million aggregate principal amount of 4.200% Senior Notes due 2029; and
·	$800 million aggregate principal amount of 4.650% Senior Notes due 2034.

The Senior Notes will be fully and unconditionally guaranteed by Bunge Global SA on a senior unsecured basis. The offering was made pursuant to a registration statement filed with the U.S. Securities and Exchange Commission. The offering is expected to close on September 17, 2024, subject to the satisfaction of customary closing conditions.

Bunge intends to use the net proceeds from the offering of the Senior Notes to fund a portion of the cash consideration for Bunge’s proposed acquisition (the “Business Combination”) of Viterra Limited (“Viterra”) and to repay a portion of certain Viterra debt to be assumed in connection with the Business Combination, including, in each case, related fees and expenses, and, with any remaining amounts, for general corporate purposes.

Each series of Senior Notes will be subject to a special mandatory redemption (at a price equal to 101% of the aggregate principal amount of such series of Senior Notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date) under certain circumstances if the Business Combination is not consummated or is not consummated by an agreed upon date.

SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, BMO Capital Markets Corp. and Rabo Securities USA, Inc. are acting as joint book-running managers for the offering of Senior Notes. ANZ Securities, Inc., BBVA Securities Inc., Citigroup Global Markets Inc., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., HSBC Securities (USA) Inc., ING Financial Markets LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, Oversea-Chinese Banking Corporation Limited, PNC Capital Markets LLC, Santander US Capital Markets LLC, Standard Chartered Bank, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC are acting as senior co-managers for the offering of Senior Notes. Cabrera Capital Markets LLC, Deutsche Bank Securities Inc., ICBC Standard Bank Plc and Bank of China (Europe) S.A. are acting as co-managers for the offering of Senior Notes.

This offering of Senior Notes may be made only by means of the prospectus supplement and the accompanying prospectus related to the offering. Copies of the prospectus supplement and the accompanying prospectus relating to the offering can be obtained by contacting SMBC Nikko Securities America, Inc. by phone at 1-888-868-6856 or by email at prospectus@smbcnikko-si.com, BNP Paribas Securities Corp. by phone at 1-800-854-5674 or by email at DL.US.Syndicate.Support@us.bnpparibas.com, BofA Securities, Inc. by phone at 1-800-294-1322 or by email at dg.prospectus_requests@bofa.com, J.P. Morgan Securities LLC at 1-212-834-4533, or Mizuho Securities USA LLC at 1-866-271-7403.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these Senior Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bunge

At Bunge (NYSE: BG), our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. With more than two centuries of experience, unmatched global scale and deeply rooted relationships, we work to strengthen global food security, increase sustainability where we operate, and help communities prosper. As a world leader in oilseed processing and a leading producer and supplier of specialty plant-based oils and fats, we value our partnerships with farmers to bring quality products from where they’re grown to where they’re consumed. At the same time, we collaborate with our customers to develop tailored and innovative solutions to meet evolving dietary needs and trends in every part of the world. Our Company has its registered office in Geneva, Switzerland and its corporate headquarters in St. Louis, Missouri. We have approximately 23,000 dedicated employees working across approximately 300 facilities located in more than 40 countries.

Website Information

We routinely post important information for investors on our website, www.bunge.com, in the "Investors" section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, U.S. Securities and Exchange Commission ("SEC") filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Cautionary Statement Concerning Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements to encourage companies to provide prospective information to investors. This press release includes forward looking statements that reflect our current expectations about the size, timing and terms of the proposed offering. Forward looking statements include all statements that are not historical in nature. We have tried to identify these forward looking statements by using words including "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements. The following factors, among others, could cause actual results to differ from these forward looking statements: our ability to complete the proposed offering on the expected timing and terms, or at all, the impact on our employees, operations, and facilities from the war in Ukraine and the resulting economic and other sanctions imposed on Russia, including the impact on us resulting from the continuation and/or escalation of the war and sanctions against Russia; the effect of weather conditions and the impact of crop and animal disease on our business; the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; changes in government policies and laws affecting our business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation; the impact of seasonality; the impact of government policies and regulations; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances, including without limitation Bunge’s pending business combination with Viterra; the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries; the effectiveness of our capital allocation plans, funding needs and financing sources; the effectiveness of our risk management strategies; operational risks, including industrial accidents, natural disasters, pandemics or epidemics and cybersecurity incidents; changes in foreign exchange policy or rates; the impact of our dependence on third parties; our ability to attract and retain executive management and key personnel; and other factors affecting our business generally. The forward looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward looking statements to reflect subsequent events or circumstances.